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[Auditor Letterhead]

                         CONSENT OF INDEPENDENT AUDITOR



We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of Ness Energy International, Inc. of our report dated July 29, 1999 relating to the financial statements of Ness Energy International, Inc. as of and for the year ended December 31, 1998.




  /s/ Weaver and Tidwell, L.L.P.
  WEAVER AND TIDWELL, L.L.P.

Fort Worth, Texas
March 21, 2000